EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CoinShares PLC

St. Helier, Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CoinShares PLC of our report dated November 21, 2025, relating to the consolidated financial statements of CoinShares International Limited, which is incorporated by reference in the Shell Company Report on Form 20-F of CoinShares PLC dated March 31, 2026. We also consent to the reference to us under the caption “Statements by Experts” in the Shell Company Report on Form 20-F of CoinShares PLC.

/s/ BDO LLP

BDO LLP

London, United Kingdom

October 16, 2026